Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Royal Caribbean Cruises Ltd. of our report dated February 20, 2018 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Royal Caribbean Cruises Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Certified Public Accountants

Miami, Florida

November 16, 2018